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                                                                      EXHIBIT 25

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                                    FORM T-1
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2)      / /

                            ------------------------

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

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
                          NEW YORK                          13-5160382
                   (State of incorporation               (I.R.S. employer
                if not a U.S. national bank)           identification no.)
               48 WALL STREET, NEW YORK, N.Y.                 10286
          (Address of principal executive offices)          (Zip code)

                            ------------------------
                                SPX CORPORATION
              (Exact name of obligor as specified in its charter)

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
                          DELAWARE                          38-1016240
               (State or other jurisdiction of           (I.R.S. employer
               incorporation or organization)          identification no.)
                   700 TERRACE POINT DRIVE                    49443
                     Muskegon, Michigan                     (Zip code)
          (Address of principal executive offices)

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                        % SENIOR SUBORDINATED NOTES DUE 2004
                      (Title of the indenture securities)

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

     1. General information. Furnish the following information as to the
        Trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

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
                            NAME                                          ADDRESS
                            ----                                          -------
Superintendent of Banks of the State of New York............   2 Rector Street, New York,
                                                               N.Y. 10006, and Albany, N.Y.
                                                               12203

Federal Reserve Bank of New York............................   33 Liberty Plaza, New York,
                                                               N.Y. 10045

Federal Deposit Insurance Corporation.......................   Washington, D.C. 20549
New York Clearing House Association.........................   New York, New York

          (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

      2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.
     None. (See Note on page 3.)

     16. List of Exhibits.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

          1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

          4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

          6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

          7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 15th day of March, 1994

                                          THE BANK OF NEW YORK

                                          By:    /S/ S.D. MINEO
                                              Name: S.D. Mineo
                                              Title: Vice President

                                                                       EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                              THE BANK OF NEW YORK
                    OF 48 WALL STREET, NEW YORK, N.Y. 10286
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES,

a member of the Federal Reserve System, at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

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
                                                                                                     DOLLAR AMOUNTS
                                                                                                      IN THOUSANDS
                                                                                                     --------------
ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin..............................................    $  4,393,393
  Interest-bearing balances.......................................................................         652,315
Securities........................................................................................       3,809,834
Federal funds sold in domestic offices of the bank................................................         331,075
Loans and lease financing receivables:
  Loans and leases, net of unearned income........................................................      23,708,678
  LESS: Allowance for loan and lease losses.......................................................         773,597
  LESS: Allocated transfer risk reserve...........................................................          28,427
  Loans and leases, net of unearned income, allowance, and reserve................................      22,906,654
Assets held in trading accounts...................................................................         851,615
Premises and fixed assets (including capitalized leases)..........................................         657,247
Other real estate owned...........................................................................          60,806
Investments in unconsolidated subsidiaries and associated companies...............................         170,378
Customers liability to this bank on acceptances outstanding.......................................         885,751
Intangible assets.................................................................................          42,689
Other assets......................................................................................       1,326,362
                                                                                                     --------------
Total assets......................................................................................    $ 36,088,119
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LIABILITIES
Deposits:
  In domestic offices.............................................................................    $ 19,486,153
  Noninterest-bearing.............................................................................       7,388,636
  Interest-bearing................................................................................      12,097,517
  In foreign offices. Edge and Agreement subsidiaries and IBFs....................................       8,230,444
  Noninterest-bearing.............................................................................          53,571
  Interest-bearing................................................................................       8,176,873
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased.........................................................................       1,207,881
  Securities sold under agreements to repurchase..................................................         350,492
  Demand notes issued to the U.S. Treasury........................................................         300,000
  Other borrowed money............................................................................         530,559
  Bank's liability on acceptances executed and outstanding........................................         897,899
  Subordinated notes and debentures...............................................................       1,064,780
  Other liabilities...............................................................................       1,139,025
                                                                                                     --------------
  Total liabilities...............................................................................      33,207,233
                                                                                                     --------------
EQUITY CAPITAL
Perpetual preferred stock and related surplus.....................................................          75,000
Common stock......................................................................................         942,284
Surplus...........................................................................................         525,666
Undivided profits and capital reserves............................................................       1,342,860
Cumulative foreign currency translation adjustments...............................................          (4,924)
                                                                                                     --------------
Total equity capital..............................................................................       2,880,886
                                                                                                     --------------
Total liabilities, limited-life preferred stock, and equity capital...............................    $ 36,088,119
                                                                                                     --------------
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

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                          Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

    J. Carter Bacoi
    Alan R. Griffith           Directors
    Samuel F. Chevalier